UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2004

PHOTON DYNAMICS, INC.

(Exact name of registrant as specified in charter)

California	000-27234	94-3007502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5970 Optical Court

San Jose, California 95138-1400

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 226-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 25, 2004, the Compensation Committee of the Board of Directors of Photon Dynamics increased the annual cash compensation and bonus target for it Chief Executive Officer, Mr. Jeffrey Hawthorne, to an annual salary of $325,000, with a target bonus of 60% of annual salary based on performance.

On November 3, 2004, the Compensation Committee of the Board of Directors of Photon Dynamics increased the annual cash compensation and bonus target (percentage of annual salary) based on performance for the following executive officers as follows:

Officer	Title	Annual Salary	Target Bonus
Soon Man (Steve) Song	Vice President, Worldwide Sales	$240,000	50	%*
Richard Okumoto	Chief Financial Officer and Secretary	$250,000	60%

*	In addition, Mr. Song is entitled to a bonus of up to $25,000 based on bookings levels.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PHOTON DYNAMICS, INC.

Dated: December 6, 2004	By:	/s/ Jeffrey A. Hawthorne
Jeffrey A. Hawthorne
President and Chief Executive Officer and Director